MEDICAL SCIENCE SYSTEMS, INC.
                         -----------------------------

                       COMPUTATION OF NET LOSS PER SHARE
                       ---------------------------------

                    (In Thousands, Except Per Share Amounts)

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                                                                      Years Ended December 31
                                                                  ---------------------------------
                                                                        1997               1998
                                                                  ---------------   ---------------
COMPUTATION OF BASIC NET LOSS PER SHARE:
  Net Loss                                                        $   (4,494,062)   $   (9,508,275)
                                                                  ===============   ===============

  Weighted average number of shares of common stock and common stock equivalents outstanding-
      Weighted average shares of common stock outstanding              3,773,474         5,540,895
      Common stock equivalents applicable to convertible
        preferred stock
      Weighted average number of common stock equivalents
        applicable to stock options and warrants

  Basic net loss per share                                                 (1.19)            (1.72)

COMPUTATION OF DILUTED NET LOSS PER SHARE:
  Net loss                                                        $   (4,494,062)   $   (9,508,275)
                                                                  ===============   ===============

  Weighted average number of shares of common stock and common stock equivalents outstanding-
      Weighted average shares of common stock outstanding              3,773,474         5,540,895
      Common stock equivalents applicable to convertible
        preferred stock
      Weighted average number of common stock equivalents
        applicable to stock options and warrants

  Diluted net loss per common share and common share
    equivalents                                                            (1.19)            (1.72)
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